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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Alon USA Energy, Inc.:

         We consent to the use of our report with respect to the consolidated financial statements of Alon USA Energy, Inc. and its subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.


                                                   KPMG LLP

Dallas, Texas
June 17, 2005